AMENDMENT TO CREDIT AGREEMENT
This Amendment to Credit Agreement (this “Amendment”), dated as of October 15, 2013, is made by and among SELECT COMFORT CORPORATION, a Minnesota corporation (the “Borrower”), the several banks and other financial institutions party to the Credit Agreement defined below (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as letter of credit issuer (in such capacity, together with any successor thereto in such capacity, the “Letter of Credit Issuer”) and in its capacity as administrative agent (in such capacity, together with any successor thereto in such capacity, the “Administrative Agent”).
Recitals
The Borrower, the Lenders, the Letter of Credit Issuer and the Administrative Agent are parties to a Credit Agreement dated as of March 26, 2010 (as previously amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders, the Letter of Credit Issuer and the Administrative Agent have agreed to make certain loans and other credit accommodations available to the Borrower under the conditions set forth therein.
The Borrower has requested that certain amendments be made to the Credit Agreement.
The Lenders, the Letter of Credit Issuer and the Administrative Agent are willing to grant the Borrower’s requests pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:
1.    Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.
2.    Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following definition in the appropriate alphabetical location:
“Maturity Date” means August 31, 2016.
“Letter of Credit Sublimit” means $5,000,000.
3.    Acknowledgment. The Borrower and each Guarantor, by its acknowledgment hereto, hereby acknowledges and agrees that the Obligations, including, without limitation, the indebtedness evidenced by the Notes and all interest thereon and related fees and charges, are, among other things, guaranteed by the Guaranties.
4.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.
5.    Conditions Precedent. This Amendment shall be effective when the Administrative Agent shall have received an executed original of this Amendment, together with each of the following, each in substance and form acceptable to the Required Lenders in their sole discretion:

(a)    The acknowledgment and agreements of Guarantors set forth at the end of this Amendment, duly executed by each such Guarantor.
(b)    Such other matters as the Administrative Agent may require.
6.    Representations and Warranties. The Borrower hereby represents and warrants to the Lender Parties as follows:
(a)    The Borrower has all requisite power and authority to execute this Amendment and to perform all of his or its obligations under the Credit Agreement and the other Loan Documents, as amended by this Amendment, and the Credit Agreement and the other Loan Documents, as amended by this Amendment, have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
(b)    The execution, delivery and performance by the Borrower of the Credit Agreement and the other Loan Documents, as amended by this Amendment, have been duly authorized by all necessary action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
(c)    All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
7.    References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.
8.    No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Event of Default under the Credit Agreement or of any breach, default or event of default under any other Loan Document or other document held by any Lender Party, whether or not known to any Lender Party and whether or not existing on the date of this Amendment.
9.    Release. The Borrower hereby absolutely and unconditionally releases and forever discharges each Lender Party, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10.    Costs and Expenses. Notwithstanding the provisions of Section 9.6(a) of the Credit Agreement, which otherwise remains in full force and effect, each of the parties hereto specifically agrees to pay all of its own costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and instruments incidental hereto, including without limitation the fees and out-of-pocket expenses of counsel retained by each of the parties hereto.
11.    Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page to this Amendment by facsimile or by e-mail transmission shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment. This Amendment shall be governed by the substantive law of the State of Minnesota.
Signature page(s) follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

SELECT COMFORT CORPORATION

By: /s/ Mark A. Kimball
Name: Mark A. Kimball
Title: Senior Vice President

Signature Page to Amendment to Credit Agreement (October 2013)

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/ Sharlyn G. Rekenthaler
Name: Sharlyn G. Rekenthaler
Title: Vice President

Signature Page to Amendment to Credit Agreement (October 2013)